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                                                                    Exhibit 10.2


          INDEMNIFICATION, NONCOMPETITION AND TAX COOPERATION AGREEMENT


         This Indemnification, Noncompetition and Tax Cooperation Agreement is made as of this _____ day of _________________, 1999, by and among QUALITY KING DISTRIBUTORS, INC., a New York corporation having an address of 2060 Ninth Avenue, Ronkonkoma, New York 11779 ("QK"), PRO'S CHOICE BEAUTY CARE, INC., a New Jersey corporation having an address of 2060 Ninth Avenue, Ronkonkoma, New York 11779 ("Pro's Choice"), and QK HEALTHCARE, INC., a Delaware corporation having an address of 2060 Ninth Avenue, Ronkonkoma, New York 11779 ("Healthcare").


                                    RECITALS

         A. QK has been engaged in the business of distributing pharmaceutical products (the "Pharmaceutical Business"), the business of distributing hair care products (the "Hair Care Business"), the business of distributing health and beauty products (the "Health and Beauty Business") and the business of distributing grocery products (the "Grocery Distribution Business").

         B. On the date hereof, QK is transferring all of its assets relating to its Hair Care Business (the "Pro's Choice Assets") and all of its liabilities relating to its Hair Care Business (the "Pro's Choice Liabilities") to Pro's Choice pursuant to Sections 351, 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (the "Code"), all as set forth in the Agreement and Plan of Corporate Reorganization and Separation dated _____________, 1999.

         C. On the date hereof, QK is transferring all of its assets relating to its Pharmaceutical Business (the "Healthcare Assets") and liabilities relating to its pharmaceuticals business (the "Healthcare Liabilities") to Healthcare pursuant to Sections 351, 368(a)(1)(D) and 355 of the Code, all as set forth in the Agreement and Plan of Corporate Reorganization and Separation dated _______, 1999.

         D. All other assets of QK which are not Pro's Choice Assets or Healthcare Assets (the "QK Assets") and all other liabilities of QK which are not Pro's Choice Liabilities or Healthcare Liabilities (the "QK Liabilities") are to be retained by QK.

         E. Entering into this agreement by the parties hereto is a condition precedent to QK making the transfers described above.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

         1.       Definitions.
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                  a. As used herein, the term "Losses" shall mean losses
(including lost revenues), damages, costs, obligations, claims, actions, disputes, arbitrations, liabilities, expenses (including costs of investigations, defending or prosecuting litigation and reasonable fees, disbursements and other charges of attorneys), suits, demands, judgments, or diminutions in value suffered or incurred.



                  b. As used herein, "Taxes" shall mean all Federal, state, local and foreign income, sales, use, property, payroll and other taxes (including any applicable penalties and interest) imposed by any governmental authority with respect to the ownership, operation, transfer or use of the business or assets.


                  c. As used herein, "Affiliate" shall mean any party, individual or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified party. For purposes of this definition, "control" when used with respect to any party, individual or entity means the power to direct the management and policies of such party, individual or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.


                  d. As used herein, the Closing Date shall mean _____________, 1999.

         2. Indemnification by QK.

                  a. QK shall reimburse, indemnify and hold harmless Pro's Choice and its respective successors and assigns, and any director, stockholder, employee, agent or officer of Pro's Choice (the "Pro's Choice Group"), from and against any and all Losses and/or Taxes, whether or not now known or asserted, arising out of (i) the Pro's Choice Assets or the operation of the Hair Care Business on or prior to the Closing Date, and (ii) the assets and the operation of all businesses of QK which have not been transferred to Pro's Choice, regardless of whether they arise before, on or after the Closing Date.


                  b. QK shall reimburse, indemnify and hold harmless Healthcare and its respective successors and assigns, and any director, stockholder, employee, agent or officer of Healthcare (the "Healthcare Group"), from and against any and all Losses and/or Taxes, whether or not now known or asserted, arising out of (i) the Healthcare Assets or the operation of the Pharmaceutical Business on or prior to the Closing Date, and (ii) the assets and the operation of all businesses of QK which have not been transferred to Healthcare, including without limitation the Pro's Choice Assets and the operation of the Hair Care Business, regardless of whether they arise before, on or after the Closing Date, except for those Losses and/or Taxes for which QK and Pro's Choice jointly indemnify the Healthcare Group under Section 3(b) below.



         3. a. Indemnification by Pro's Choice. Pro's Choice shall reimburse, indemnify and hold harmless QK and its respective successors and assigns, and any director, shareholder, employee, agent or officer of QK (the "QK Group") from and against any and all Losses and/or Taxes, whether or not now known or asserted, arising out of the operation of the Pro's Choice Assets or the Hair Care Business after the Closing Date.



         b. Indemnification by Pro's Choice and QK. Pro's Choice and QK, jointly and severally, shall reimburse, indemnify and hold harmless the Healthcare Group from and against any and all Losses and/or Taxes, whether or not



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now known or asserted, arising out of the operation of the Pro's Choice Assets or the Hair Care Business after the Closing Date.

         4. Indemnification by Healthcare. Healthcare shall reimburse, indemnify and hold harmless the QK Group and the Pro's Choice Group from and against any and all Losses and/or Taxes, whether or not now known or asserted, arising out of the operation of the Healthcare Assets or the Pharmaceutical Business after the Closing Date.


         5. Notice of Claims; Defense of Third Party. A party claiming indemnification hereunder (the "Asserting Party") must notify (in writing, in reasonable detail and within a reasonable period of time after the Asserting Party becomes aware of such claim) the party or parties from which indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification. No failure to notify the Asserting Party shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to the Defending Party's failure to notify. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party (and reasonably acceptable to the Asserting Party) from and after such time as the Defending Party unconditionally agrees in writing to accept, as against the Asserting Party, all liabilities on account of such Third Party Claim. Assumption of such liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. Notwithstanding the foregoing, the Defending Party may not assume or control the defense if the named parties to the Third Party Claim include both the Defending Party and the Asserting Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Asserting Party shall have the right to defend the Third Party Claim and to employ counsel reasonably approved by the Defending Party, and to the extent the matter is determined to be subject to indemnification hereunder, the Defending Party shall reimburse the Asserting Party for the reasonable costs, disbursements and other charges of its counsel. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 5, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim (except in the case of actual or potential differing interests, as provided in the preceding sentence), but shall not agree to any settlement of such Third Party Claim which does not include an unconditional release of the Asserting Party by the third party claimant on account thereof, provided that such requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. If the Defending Party does not assume liability for and the defense of the Third Party Claim pursuant to this Section 5, the Asserting Party shall have the right (i) to control the defense thereof and (ii), if the Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, to settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party



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shall have notified the Asserting Party in writing of the Defending Party's election to assume liability for and the defense of the Third Party Claim pursuant to this Section 5 within ten days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense, including paying fees and expenses of counsel. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the third party claimant on account thereof, provided that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending Party shall use all reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered hereunder.


         6.       Cooperation with Respect to Tax Matters

                  QK, Pro's Choice and Healthcare will cooperate with each other in supplying information as may be requested by any of them in connection with the preparation and timely completion of returns or audits relating to Taxes.

         7.       QK Noncompetition Agreement

                  a. QK agrees, for a period of five years from the Closing Date (the "Noncompetition Term"), that neither it nor any Affiliate (other than Healthcare, with respect to the Pharmaceutical Business) will directly or indirectly, either through any form of ownership or as an agent, adviser, consultant, shareholder (except for an interest of 5% or less in any entity), partner or any other individual or representative capacity whatsoever, either for its own benefit or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of any kind which is competitive with the Pharmaceutical Business or the Hair Care Business, compete with Healthcare or Pro's Choice in the United States, in any business activity of the Pharmaceutical Business or the Hair Care Business as it was conducted prior to the Closing Date or any business activities which constitute the business of Pro's Choice or Healthcare on the Closing Date. Additionally, during the Noncompetition Term, neither QK nor any member of the QK Group shall directly or indirectly request or advise any customer or supplier of the Pharmaceutical Business or the Hair Care Business to withdraw, curtail or cancel its business activities with Healthcare or Pro's Choice.

                  b. If during any period QK is not in compliance with the terms of this Section 7, Pro's Choice or Healthcare, as the case may be, shall be entitled to, among other remedies, compliance by QK with the terms of this
Section 7 for an additional period equal to the period of non-compliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include this additional period. QK acknowledges that the geographic boundaries, scope of prohibited activities and time of duration of the provisions of this Section 7 are reasonable and no broader than necessary to protect the legitimate business interests of Pro's Choice and Healthcare.


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         8.       Pro's Choice Noncompetition Agreement


                  a. Pro's Choice agrees, for a period of five years from the Closing Date (the "Noncompetition Term"), that neither it nor any Affiliate will directly or indirectly, either through any form of ownership or as an agent, adviser, consultant, shareholder (except for an interest of 5% or less in any entity), partner or any other individual or representative capacity whatsoever, either for its own benefit or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of any kind which is competitive with the Pharmaceutical Business, the Grocery Business or the Health and Beauty Business, compete with Healthcare or QK in the United States, in any business activity of the Pharmaceutical Business, the Grocery Business or the Health and Beauty Business as it was conducted prior to the Closing Date or any business activities which constitute the business of QK or Healthcare on the Closing Date. Additionally, during the Noncompetition Term, neither Pro's Choice nor any member of the Pro's Choice Group shall directly or indirectly request or advise any customer or supplier of the Pharmaceutical Business, the Grocery Business or the Health and Beauty Business to withdraw, curtail or cancel its business activities with QK or Healthcare.


                  b. If during any period Pro's Choice is not in compliance with the terms of this Section 8, QK or Healthcare, as the case may be, shall be entitled to, among other remedies, compliance by Pro's Choice with the terms of this Section 8 for an additional period equal to the period of non-compliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include this additional period. Pro's Choice acknowledges that the geographic boundaries, scope of prohibited activities and time of duration of the provisions of this Section 8 are reasonable and no broader than necessary to protect the legitimate business interests of QK and Healthcare.

         9.       Healthcare Noncompetition Agreement


                  a. Healthcare agrees, for a period of five years from the Closing Date (the "Noncompetition Term"), that neither it nor any Affiliate (except QK, with respect to the Grocery Business and the Health and Beauty Business) will directly or indirectly, either through any form of ownership or as an agent, adviser, consultant, shareholder (except for an interest of 5% or less in any entity), partner or any other individual or representative capacity whatsoever, either for its own benefit or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of any kind which is competitive with the Hair Care Business, the Health and Beauty Business or the Grocery Business, compete with Pro's Choice or QK in the United States, in any business activity of the Grocery Business, the Health and Beauty Business or the Hair Care Business as it was conducted prior to the Closing Date or any business activities which constitute the business of QK or Pro's Choice on the Closing Date. Additionally, during the Noncompetition Term, neither Healthcare nor any member of the Healthcare Group shall directly or indirectly request or advise any customer or supplier of the Hair Care Business, the Health and Beauty Business or the Grocery Business to withdraw, curtail or cancel its business activities with Pro's Choice or QK.



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                  b. If during any period Healthcare is not in compliance with the terms of this Section 9, QK or Pro's Choice, as the case may be, shall be entitled to, among other remedies, compliance by Healthcare with the terms of this Section 9 for an additional period equal to the period of non-compliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include this additional period. Healthcare acknowledges that the geographic boundaries, scope of prohibited activities and time of duration of the provisions of this Section 9 are reasonable and no broader than necessary to protect the legitimate business interests of QK and Pro's Choice.

         10.      Reformation of Sections 7, 8 and 9


         The parties hereto agree and stipulate that the agreements and covenants not to compete contained in Sections 7, 8 and 9 are fair and reasonable in light of all the facts and circumstances of the relationships between and among the parties; however, the parties are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of and not in derogation of the provisions of Sections 7, 8 and 9, the parties agree that, in the event a court should decline to enforce the provisions of Sections 7, 8 or 9, the provisions of any of such sections which a court has declined to enforce shall be modified or reformed to restrict the party's competition, as applicable, to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Sections 7, 8 or 9 be deemed to be more restrictive to any of the parties than those contained therein.



         11. Covenants of QK and Pro's Choice. Each of QK and Pro's Choice hereby agree that it shall not enter into any merger, consolidation, business combination, or sale or distribution of all or substantially all of its assets, or any transaction that would have a material adverse effect upon its ability to perform its obligations under this Agreement unless provision shall have been made for the performance of its obligations under Sections 2, 3, 6, 7, and 8, which provision shall be determined to be satisfactory by the members of the Board of Directors of Healthcare who shall be deemed to be independent under the rules of the New York Stock Exchange.


         12.      General Provisions.

         (a) No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

         (b) Notice. Any notice required or permitted under this Agreement shall be given in writing by (i) postage prepaid, United States first class, registered or certified mail, return receipt requested, (ii) prepaid courier requiring receipt, or (iii) personal delivery, to the parties at their respective addresses specified above, or at such other address for a party as that party may specify by notice. Notice shall be effective upon receipt.

         (c) Severability and Reformation. Subject to the reformation provision of Section 10, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any


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current or future law, and if the rights and obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable and this Agreement shall be construed as if such illegal, invalid or unenforceable provisions had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or its severance therefrom. In lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto request the court or any arbitrator to whom disputes involving this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 12 (c).



         Governing Law and Dispute. This Agreement shall be governed by the laws other than choice of law rules of the State of New York.




         (e) Miscellaneous. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the laws of the State of New York applicable to contracts made, accepted, and performed wholly within the State, without application of principles of conflicts of laws; (iii) constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by all parties of this Agreement and with the consent of the independent directors of Healthcare; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; and (vi) shall bind and inure to the benefit of the parties and their respective successors and assigns.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  QUALITY KING DISTRIBUTORS, INC.


                                  By:  _________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________


                                  PRO'S CHOICE BEAUTY CARE, INC.


                                  By:  _________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________


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                                  QK HEALTHCARE, INC.


                                  By:  _________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________


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